UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 16, 2006

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 16, 2006, the Board of Directors of Consolidated Edison Inc. (Con Edison) and the Board of Trustees of Consolidated Edison Company of New York, Inc. (Con Edison of New York) each elected Kevin Burke as Chairman of the Board, effective February 28, 2006. Mr. Burke will continue as President and Chief Executive Officer of Con Edison and Chief Executive Officer of Con Edison of New York. Mr. Burke will succeed Eugene R. McGrath who will retire, effective February 28, 2006, as Chairman of the Boards of Con Edison and Con Edison of New York. Mr. McGrath will remain a Director of Con Edison and a Trustee of Con Edison of New York.

On February 16, 2006, the Board of Directors of Con Edison and the Board of Trustees of Con Edison of New York each elected Mr. L. Frederick Sutherland as a member of the Board, effective April 1, 2006. Mr. Sutherland is Executive Vice President and Chief Financial Officer of ARAMARK Corporation.

ITEM 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On February 16, 2006, Con Edison of New York’s Board of Trustees amended Section 8 of Con Edison of New York’s By-Laws to increase the number of Trustees comprising the Board of Trustees to twelve from eleven.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 3	By-laws of Con Edison of New York, effective February 16, 2006. (Incorporated by reference to Exhibit 3.2.2 to Con Edison of New York’s Annual Report on Form 10-K for the year ended December 31, 2005.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Saddie L. Smith
Saddie L. Smith
Secretary

Date: February 23, 2006

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